EXHIBIT 4.1
PROVIDENT BANKSHARES CORPORATION
AMENDED AND RESTATED STOCK OPTION PLAN
     1. PURPOSE. This Stock Option Plan (herein the “Plan”) is intended as an employment incentive and to encourage stock ownership by certain directors, key officers and employees of the Corporation and any Subsidiary, so that they may increase their proprietary interest in the Corporation’s success. In this way, the Corporation will be assisted in its efforts to attract and retain highly qualified management personnel.
     2. ADMINISTRATION. The Plan shall be administered, construed and interpreted by the Compensation Committee, as appointed by the Board of Directors of the Corporation as defined under Section 6(f) (herein the “Committee”). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it sees as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries. The Board of Directors may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee, however caused, shall be filled by the Board of Directors. Subject to the provisions of the Plan, the Committee shall determine:
(a)	The directors, officers and employees to whom options shall be granted;

(b)	The number of shares on which options shall be granted to each director, officer and employee;

(c)	The price to be paid for the shares upon the exercise of each option;

(d)	The termination date of such options; and

(e)	All other matters deemed necessary or advisable for the administration of the Plan.
     No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Articles of Incorporation or otherwise provided by law. The Committee shall furnish the Board with copies of all decisions, orders and determinations made by the Committee.
     3. ELIGIBILITY. Subject to the terms herein, directors, key salaried officers and employees of the Corporation, or of any present or future Subsidiary, as the Committee shall determine from time to time shall be eligible to participate in the Plan. An Optionee may hold more than one (1) option, but only on the terms and conditions herein set forth.
     4. STOCK. The stock subject to the options and other provisions of the Plan shall be shares of the Corporation’s $1.00 par value common stock which is authorized but unissued, or reacquired common stock (herein sometimes “Common Stock”). The maximum aggregate number of shares issued under the Plan shall be 2,724,301 (as of December 20, 2000) shares, subject to adjustment in accordance with the provisions of Section 5(g) hereof. This authorization shall be increased automatically on each succeeding annual anniversary of the adoption of the Plan so that the number of shares authorized under the Plan equals 17% of the then outstanding shares of Corporation Common Stock.
     In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.
     No participant under this Plan may receive awards with respect to shares of Common Stock that exceed 350,000 shares in any calendar year.
     5. TERMS AND CONDITIONS OF OPTIONS. Stock options granted pursuant to the Plan to eligible employees shall be evidenced by agreements in such form as the Committee shall, from time to time, approve, which agreements shall in substance include and comply with and be subject to the following terms and conditions:
          (a) MEDIUM AND TIME OF PAYMENT. The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation. Stock options may be exercised pursuant to a “cashless exercise” of an option in accordance with applicable securities laws. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Corporation at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 6(g).
          (b) NUMBER OF SHARES. The option shall state the total number of shares to which it pertains. No option may be exercised for less than one hundred (100) shares unless the issue of a lesser number is enough to exhaust the option.
          (c) OPTION PRICE. The option price shall not be less than the fair market value of the shares of Common Stock of the Corporation on the date that the option is granted. The Fair Market Value is defined under Section 6(g), except that for the initial grant of options under the Plan, the “public offering price” as defined in the Form S-1 Registration Statement filed by the Corporation with the Securities and Exchange Commission shall be deemed to be Fair Market Value per share of the Common Stock. The “date that the option is granted” shall be the date identified in the stock option agreement; provided, however, that the Optionee shall have no rights under such option until he executes the option agreement described in this Section.
          (d) EXPIRATION OF OPTIONS. Each option granted under the Plan shall expire not more than ten (10) years from the date such option is granted, as determined by the Committee.
          (e) DATE OF EXERCISE. Except as may otherwise be determined by the Committee at the time such option is granted, an option is fully vested and may be exercised at any time immediately after: (i) a Change in Control, as defined in Paragraph 6(a) hereof; or (ii) the date that the option or right is granted as to not more than one-half (1/2) of the shares of Common Stock to which it pertains. As of the first anniversary of the date that the option is granted, the option may be exercised as to the remaining one-half (1/2) of the shares of Common Stock to which it pertains. Notwithstanding the above, the Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised in whole or in part.
     Except as herein otherwise provided, any option may be exercised in whole at any time, or in part from time to time, during its term.
          (f) TERMINATION OF EMPLOYMENT.
               (i) In the event an Optionee ceases to be a director, officer or employee of the Corporation or a Subsidiary due to death or Disability, all of the Optionee’s options shall immediately become fully vested and exercisable and shall remain so for a period of sixty (60) days from the date of termination of service as a director or officer or of employment, but in no event after their respective expiration dates.
               (ii) In the event an Optionee ceases to be a director, officer or employee of the Corporation or a Subsidiary as a result of Retirement, all of the Optionee’s options that were fully vested and exercisable on the date of termination of service as a director or officer or of employment shall remain fully vested and exercisable and shall remain so until their respective termination dates. All of the Optionee’s options that were not fully vested and exercisable on such date shall be terminated immediately. Notwithstanding the above, in the event an Optionee ceases to be a director of the Corporation as a result of Retirement within one (1) year of the effective date of the Plan, all of such Optionee’s options shall immediately become fully vested and exercisable and shall remain so until the respective termination period of the option.
               (iii) In the event an Optionee ceases to be a director, officer or employee of the Corporation or a

Subsidiary for any reason whatsoever other than death, Disability or Retirement, all of the Optionee’s options that were fully vested and exercisable on the date of termination of service as a director or officer or of employment shall remain fully vested and shall be exercisable for a period of thirty (30) days from said date of termination of service, but in no event later than the termination period of the option. All of the Optionee’s options that were not fully vested and exercisable on said date of termination shall be terminated immediately.
          (g) ADJUSTMENTS ON CHANGES IN STOCK. In the event of any change in the outstanding shares of Common Stock of the Corporation by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Corporation, the Committee, in its discretion, may deem it appropriate to adjust previously granted awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:
               (i) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;
               (ii) adjustments in the aggregate number or kind of shares of Common Stock covered by awards already made under the Plan; or
               (iii) adjustments in the purchase price of outstanding Stock Options.
          (h) ASSIGNABILITY. No option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option shall be exercisable only by him, his legal representative or his guardian.
          (i) TAX WITHHOLDING. The Optionee may remit to the Corporation at the time of exercise of any option any taxes required to be withheld by the Corporation under federal, state or local law as a result of the exercise of such option or right. If the Optionee does not remit such taxes at the time of exercise of an option, the Optionee will be deemed to have authorized the Corporation to withhold such taxes in accordance with applicable law from any regular cash compensation payable to him. If this Plan is qualified under 17 C.F.R. Section 240.16b-3 (“Rule 16b-3”) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), then any withholding shall comply with 17 C.F.R. Section 240.166-3(e).
          (j) OTHER CONDITIONS. The option agreements authorized under the Plan may contain such other provisions as the Committee shall deem advisable.
     6. CERTAIN DEFINITIONS. For purpose of the Plan, the following terms shall have the meanings set forth below:
          (a) “Change in Control” means an event of nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Bank or the Corporation within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (“FDIC”) at 12 C.F.R. Section 303.4(a) with respect to the Bank, and the Board of Governors of the Federal Reserve System (“FRB”) at 12 C.F.R. Section 225.41(b) with respect to the Corporation, as in effect on the date hereof; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Corporation representing 10% or more of the Bank’s or the Corporation’s outstanding securities except for any securities of the Bank purchased by the Corporation or any securities of the Bank or the Corporation purchased by any employee benefit plan of the Bank or the Corporation, or (B) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least 75% of the directors comprising the Incumbent Board, or whose nomination for election by the Corporation stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Corporation or similar transaction occurs in which the Bank or Corporation is not the resulting entity, or (D) a solicitation of stockholders of the Corporation, by someone other than the current management of the Corporation, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Corporation or Bank with one or more corporations, a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Corporation, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Corporation then outstanding.
          (b) “Disability” shall mean a permanent and total disability as defined by Section 72(m)(7) of the Internal Revenue Code of 1986, as from time to time amended, or any successor thereto of similar import.
          (c) “Optionee” shall mean a director, officer or employee of the Corporation or of any Subsidiary to whom an option is granted under the Plan.
          (d) “Retirement” shall mean the termination of employment of an individual upon his attaining age 65 or other normal or early retirement age pursuant to the regular retirement plan of the Corporation or any Subsidiary.
          (e) “Subsidiary” shall mean: (i) a member of a controlled group of corporations of which the Corporation is a member or (ii) an unincorporated trade or business which is under common control with the Corporation as determined in accordance with Section 414(c) of the Internal Revenue Code (the “Code”) and the regulations issued thereunder. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Sections 1563(a)(4) and (3)(3)(C).
          (f) “Committee” means a committee consisting of two or more disinterested directors of the Corporation, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies (i) such requirements as the Securities and Exchanges Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.
          (g) “Fair Market Value” shall mean, when used in connection with the Common Stock on a certain date, the average of the reported highest bid and lowest ask price of the Common Stock as reported on the Nasdaq National Market (as published by The Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported.
     7. MODIFICATION OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor; provided, however, that any such modifications shall be limited to those which are not adverse to the interests of the Optionee or are necessary to cause the Plan, options to comply with any applicable legal requirements; and provided, further, that subject to paragraph (g) of Section 5, the Committee may not, without prior shareholder approval, allow the option price for any previously granted option to be reduced or otherwise repriced after the date of grant.
     8. AMENDMENT OF THE PLAN. The Board of Directors may, from time to time, with respect to any shares reserved under the Plan but not subject to options, revise or amend the Plan in any respect. However, the Board of Directors may not, without stockholder approval, (a) increase the number of shares of Common Stock which may be reserved for issuance under the Plan, except as provided in Paragraph 5(g) hereof, (b) fix the option price at less than the Fair Market Value of the Common Stock of the Corporation on the date the option is granted, (c) change the provisions relating to the administration of the Plan by a Committee, (d) extend the period during which options may be granted or exercised beyond the times originally prescribed, or (e) change the persons eligible to participate in the Plan.
     Notwithstanding the above stated paragraph, sections of the Plan governing the grants to Non-Employee Directors shall not be amended more than once every six months other than to comport with the Code or the Employee

Retirement Income Security Act, as amended (“ERISA”), if applicable.
     9. TERMINATION. The Board of Directors may terminate the Plan at any time, and no option shall be granted thereafter. Such termination shall not affect the validity of any option agreement then outstanding.
     10. EFFECTIVE DATE. The Plan shall become effective when it is approved by the holders of a majority of the Common Stock of the Corporation.
     11. DESIGNATION OF BENEFICIARY. An Optionee may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any stock option to which the Optionee would then be entitled. Such designation will be made upon forms supplied by and delivered to the Corporation and may be revoked in writing. If a Participant fails to effectively designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.
     12. RIGHTS OF SHAREHOLDER. No Participant shall have any rights as a shareholder with respect to any shares covered by a stock option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any award granted confers on any person any right to continue in the employ of the Corporation or its Subsidiary or interferes in any way with the right of the Corporation or its Subsidiary to terminate a Optionee’s services as an officer or other employee at any time.
     13. APPLICABLE LAW. The Plan will be administered in accordance with the laws of Maryland.
     14. COMPLIANCE WITH SECTION 16. If this Plan is qualified under Rule 16b-3, with respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of the Rule 16b-3 or its successors under the Exchange Act. To the extent any provisions of the Plan or action by the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
     15. OPTIONS CONTINUE AS A RESULT OF A SUCCESSOR. The obligations of the Corporation under the Plan shall be binding upon any organization which shall succeed to all or substantially all of the assets of the Corporation, and the term “Corporation,” whenever used in the Plan, shall mean and include any such organization after the succession.